FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)


         Michigan                                           38-0493110
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                            414 East Fortieth Street
                             Holland, Michigan 49423
              (Address and Zip Code of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class Name of each exchange on which to be so registered each class is to be registered

          Class A Common Stock, $0.10 Par Value New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)



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Item 1.           Description of Registrant's Securities
                  to be Registered

         The Registrant's securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of the Registrant's Class A Common Stock, $0.10 par value per share (the "Class A Common Stock"), of which 30,000,000 shares are currently authorized.

         The description of the Registrant's capital stock is incorporated herein by reference to the information appearing under the caption "DESCRIPTION OF CAPITAL STOCK" appearing on pages 27 through 30 of the Registrant's Registration Statement on Form S-2, File No. 33-47036.

Item 2.           Exhibits

         The following Exhibits will be filed with the New York Stock Exchange:

         1.       Annual Report on  Form 10-K for the fiscal year ended June 29,
                  1996.

         2. Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 1996.

         3. Proxy Statement for the 1996 Annual Meeting of Shareholders dated September 10, 1996.

         4.       Articles of Incorporation and Bylaws.

         5.       Specimen copy of the Class A Common Stock Certificate.

         6.       1996 Annual Report to Shareholders.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          DONNELLY CORPORATION



Dated:  February 5, 1997                   By: /s/ J. Dwane Baumgardner
                                           J. Dwane Baumgardner
                                           Chairman of the Board,
                                           Chief Executive Officer and President



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